UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 30, 2026

CECO ENVIRONMENTAL CORP.

(Exact Name of registrant as specified in its charter)

Delaware	000-07099	13-2566064
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5080 Spectrum Drive, East Tower, Suite 800E Addison, Texas	75001
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (214) 357-6181

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.01 per share	CECO	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Definitive Material Agreement.

On January 30, 2026 (the “Effective Date”), CECO Environmental Corp. (the “Company”) entered into the Fourth Amended and Restated Credit Agreement (the “Credit Agreement”), among the Company, its subsidiaries from time to time party thereto, the lenders from time to time party thereto (the “Lenders”), and Bank of America, N.A., as administrative agent (the “Agent”), which amends and restates in its entirety the Company’s Third Amended and Restated Credit Agreement, dated as of October 7, 2024, among the Company, its subsidiaries from time to time party thereto, the lenders from time to time party thereto and the Agent. The Credit Agreement provides for a senior secured revolving credit facility in an initial aggregate principal amount of up to $700.0 million (the “Credit Facility”). At the Company’s option, the Company may increase the aggregate principal amount of the Credit Facility from time to time by an additional aggregate principal amount of up to (a) $150.0 million plus (b) such additional amount, if any, as would not cause the Consolidated Net Leverage Ratio (as defined in the Credit Agreement) to exceed 3.50 to 1.00 after giving pro forma effect to such increased amount, in additional revolving credit and/or one or more tranches of term loans, subject to certain conditions, including the consent of the Agent and any increasing or additional lenders.

The Credit Facility will mature on January 30, 2031. The Credit Facility will accrue interest (a) with respect to base rate loans, at an annual rate equal to an applicable rate of between 0.50% and 2.00% (fluctuating based on the Company’s Consolidated Net Leverage Ratio), plus a rate equal to the highest of (1) the Agent’s prime rate, (2) the federal funds rate plus one-half of 1.00%, (3) Daily Simple SOFR (as defined in the Credit Agreement) plus 1.00% and (4) 1.00%, (b) for all other loans, at an annual rate equal to an applicable rate of between 1.50% and 3.00% (fluctuating based on the Company’s Consolidated Net Leverage Ratio), plus a rate determined based on the denominated currency and, as applicable pursuant to the Credit Agreement, whether the Company has elected for interest on such loans to accrue at a daily rate or a term rate: (a) for term rate loans, if denominated (1) in U.S. Dollars, Term SOFR (as defined in the Credit Agreement), (2) in euros, EURIBOR, (3) in Canadian dollars, the Term CORRA Rate (as defined in the Credit Agreement) plus 0.29547% for a one-month interest period and 0.32138% for a three-month interest period or (4) in a currency other than (1)-(3), the rate per annum as designated with respect to such currency at the time such currency was approved by the Agent and the other Lenders or, if such rate is unavailable on any date of determination for any reason, a comparable or successor rate approved by the Agent, and (b) for daily rate loans, if denominated (1) in U.S. dollars, Daily Simple SOFR (as defined in the Credit Agreement), (2) in pounds sterling, a rate per annum equal to SONIA (as defined in the Credit Agreement) plus 0.0326% per annum or (3) in a currency other than (1) or (2), the rate per annum as designated with respect to such currency at the time such currency was approved by the Agent and the other Lenders or, if such rate is unavailable on any date of determination for any reason, a comparable or successor rate approved by the Agent.

The Credit Agreement contains covenants and representations and warranties that are usual and customary for similar transactions. With respect to financial covenants, the Company is required to maintain a Consolidated Net Leverage Ratio not greater than 4.00 to 1.00 and a Consolidated Secured Net Leverage Ratio (as defined in the Credit Agreement) not greater than 3.50 to 1.00, in each case as of the last day of each fiscal quarter of the Company. At the election of the Company and subject to certain restrictions contained in the Credit Agreement, following the occurrence of one or more Permitted Acquisitions (as defined in the Credit Agreement) involving aggregate consideration of $40.0 million or more during any contiguous 90-day period, such maximum Consolidated Net Leverage Ratio and Consolidated Secured Net Leverage Ratio may be increased to 4.50 to 1.00 and 4.00 to 1.00, respectively, for the fiscal quarter in which the Permitted Acquisition resulting in the aggregate consideration for all Permitted Acquisitions consummated during such contiguous 90-day period equaling or exceeding $40.0 million is consummated and the subsequent three fiscal quarters of the Company. The Company is also required to maintain a Consolidated Fixed Charge Coverage Ratio (as defined in the Credit Agreement) as of the last day of each fiscal quarter of the Company of not less than 1.25 to 1.00.

The Credit Agreement contains customary events of default, including payment defaults, breaches of representations and warranties, covenant defaults, cross-defaults to similar obligations, customary ERISA defaults, certain events of bankruptcy and insolvency, judgment defaults or a change in control of the Company, which provisions permit the Lenders to accelerate the repayment of all amounts outstanding under the Credit Facility during an event of default as further set forth in the Credit Agreement.

The proceeds of the Credit Facility may be used for general corporate purposes of the Company and its subsidiaries. As of the Effective Date, $235.8 million in aggregate principal amount of loans were outstanding under the Credit Agreement.

Certain of the Lenders, as well as certain of their respective affiliates, have performed and may in the future perform for the Company, various commercial banking, investment banking, lending, underwriting, trust services, financial advisory and other financial services, for which they have received and may in the future receive customary fees and expenses.

The foregoing description of the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Credit Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated by reference herein.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1*

Fourth Amended and Restated Credit Agreement, dated as of January 30, 2026, among CECO Environmental Corp., its subsidiaries from time to time party thereto, the lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*Certain schedules, exhibits, and similar attachments have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company hereby undertakes to furnish supplemental copies of any of the omitted schedules or exhibits to the U.S. Securities and Exchange Commission upon request.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 4, 2026	CECO Environmental Corp.

	By:	/s/ Kiril Kovachev
Kiril Kovachev
Chief Accounting Officer